UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):          September 12, 2023

Snap-on Incorporated
(Exact name of registrant as specified in its charter)

Delaware	001-07724	39-0622040
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2801 80th Street,	Kenosha,	Wisconsin	53143-5656
(Address of Principal Executive Offices, and Zip Code)

(262) 656-5200
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $1.00 par value	SNA	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2 of this chapter).
Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.☐

Item 1.01 Entry into a Material Definitive Agreement.

On September 12, 2023, Snap-on Incorporated (“Snap-on”) entered into a five-year, $900 million multi-currency revolving credit facility that terminates on September 12, 2028 (the “New Facility”). The New Facility contains an accordion feature that, subject to certain customary conditions, may allow the maximum commitment to be increased by up to $450 million with the approval of the lenders providing additional commitments. The New Facility amends and restates in its entirety Snap-on’s previous $800 million multi-currency revolving credit facility that was set to terminate on September 16, 2024. As of September 12, 2023, no amounts were outstanding under either facility.

Borrowings under the New Facility will bear interest at the Adjusted Term Secured Overnight Financing Rate (SOFR) (as defined in the related credit agreement) (or a customary benchmark for borrowings in foreign currencies) plus a spread ranging from 58 basis points to 102.5 basis points, and the aggregate commitments under the New Facility (whether or not used) will bear facility fees at rates ranging from 4.5 basis points to 10 basis points, in each case, based on either, at Snap-on’s election, (i) Snap-on’s then-current, long-term debt ratings; or (ii) Snap-on’s then-current ratio of consolidated debt net of certain cash adjustments (“Consolidated Net Debt”) to earnings before interest, taxes, depreciation, amortization and certain other adjustments for the preceding four fiscal quarters then ended (the “Consolidated Net Debt to EBITDA Ratio”).

The New Facility requires Snap-on to maintain compliance with various covenants, including, as of each fiscal quarter end, either (i) a ratio not greater than 0.60 to 1.00 of Consolidated Net Debt to the sum of Consolidated Net Debt plus total equity and less accumulated other comprehensive income or loss (the “Leverage Ratio”); or (ii) a Consolidated Net Debt to EBITDA Ratio not greater than 3.50 to 1.00. Snap-on may, up to two times during any five-year period during the term of the New Facility (including any extensions thereof), elect to increase the maximum Leverage Ratio to 0.65 to 1.00 and/or increase the maximum Consolidated Net Debt to EBITDA Ratio to 4.00 to 1.00 for four consecutive fiscal quarters in connection with certain material acquisitions.

The foregoing description of the New Facility does not purport to be complete and is qualified in its entirety by reference to the full text of the Fourth Amended and Restated Five Year Credit Agreement, dated as of September 12, 2023, among Snap-on and each lender and agent listed on the signature pages thereof, with respect to which JPMorgan Chase Bank, N.A., Citibank, N.A. and U.S. Bank National Association acted as joint lead arrangers and joint bookrunners, filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

Incorporated herein by reference to Item 1.01 above.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No. Description

10.1	Fourth Amended and Restated Five Year Credit Agreement, dated as of September 12, 2023, among Snap-on Incorporated and each lender and agent listed on the signature pages thereof, and JPMorgan Chase Bank, N.A., Citibank, N.A. and U.S. Bank National Association as joint lead arrangers and joint bookrunners.

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SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, Snap-on Incorporated has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SNAP-ON INCORPORATED

Date: September 12, 2023	By:	/s/ Aldo J. Pagliari
Aldo J. Pagliari, Principal Financial Officer,
Senior Vice President – Finance and
Chief Financial Officer